    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1997

                                                     REGISTRATION NO. 333-22909

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------
                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------


                             F.N.B. CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           ----------------------

              PENNSYLVANIA                                 6711                      25-1255406
     (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)


               HERMITAGE SQUARE                                           JOHN D. WATERS
         HERMITAGE, PENNSYLVANIA 16148                                  F.N.B. CORPORATION
                (412) 981-6000                                           HERMITAGE SQUARE
       (ADDRESS, INCLUDING ZIP CODE, AND                          HERMITAGE, PENNSYLVANIA 16148
    TELEPHONE NUMBER, INCLUDING AREA CODE,                                (412) 981-6000
 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                   (NAME, ADDRESS, INCLUDING ZIP CODE
                                                             AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                                         OF AGENT FOR SERVICE)


                            ----------------------
                                  COPIES TO:

                MARLON F. STARR                                          RICHARD A. DENMON
        SMITH, GAMBRELL & RUSSELL, LLP                            CARLTON, FIELDS, WARD, EMMANUEL,
           3343 Peachtree Road, N.E.                                    SMITH & CUTLER, P.A.
                  Suite 1800                                             One Harbour Place
            Atlanta, Georgia  30326                               777 S. Harbour Island Boulevard
                (404) 264-2620                                       Tampa, Florida  33602-5799
                                                                           (813) 223-7000

                           ----------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                   PUBLIC:
      Upon the effective date of the merger of West Coast Bancorp, Inc.
          with and into a wholly-owned subsidiary of the Registrant.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:     [ ]



       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed with or incorporated by reference in this Registration Statement:


   EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
   -----------   --------------------------------------------------------------
      *2 .1      Agreement and Plan of Merger, by and among F.N.B. Corporation
                 ("FNB"), Southwest Banks, Inc.  ("Southwest") and West Coast
                 Bancorp, Inc. ("West Coast"), dated November 15, 1996
                 (included as Appendix A to the Proxy Statement-Prospectus).
      *2 .1.1    Amendment No. 1 to Agreement and Plan of Merger, dated as of
                 February 28, 1997 (included as Appendix A to the Proxy
                 Statement-Prospectus).
       5 .1      Opinion of Cohen & Grigsby, P.C.
      *8 .1      Opinion of Smith, Gambrell & Russell, LLP
      *10.1      Stock Option Agreement by and between FNB and West Coast,
                 dated November 15, 1996 (included as Appendix B to the Proxy
                 Statement-Prospectus).
      *10.1.1    Amendment No. 1 to Stock Option Agreement, dated as of
                 February 28, 1997 (included as Appendix B to the Proxy
                 Statement - Prospectus).
      *23.1      Consent of Ernst & Young LLP
      *23.2      Consent of Coopers & Lybrand L.L.P.
      *23.3      Consent of S.R. Snodgrass, A.C.
      *23.4      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
      *23.5      Consent of Smith, Gambrell & Russell, LLP (included in Exhibit
                 8.1).
      *23.6      Consent of Advest, Inc.
      *23.7      Consent of Hill, Barth & King, Inc.
      *24.1      Powers of Attorney
      *99.1      Form of Proxy for Special Meeting of Shareholders of West
                 Coast.
      *99.2      Opinion of Advest, Inc. (included as Appendix C to the Proxy
                 Statement-Prospectus).
      *99.3      Provisions of Pennsylvania law regarding indemnification of directors and officers.


-------------------
*Previously filed

SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERMITAGE, COMMONWEALTH OF PENNSYLVANIA, ON MARCH 7, 1997.


                                          F.N.B. CORPORATION



                                          By:                *
                                             -----------------------------------
                                                        Peter Mortensen
                                                    Chairman and President


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


      SIGNATURE                                  TITLE                                     DATE
      ---------                                  -----                                     ----
                *                    Chairman, President and Director                  March 7, 1997
  -----------------------------       (Principal Executive Officer)
         Peter Mortensen

                *                      Executive Vice President and                    March 7, 1997
  -----------------------------                  Director
      Stephen J. Gurgovits

                *                      Vice President and Director                     March 7, 1997
  -----------------------------
     Samuel K. Sollenberger


       /s/ John D. Waters           Vice President and Chief Financial                 March 7, 1997
  -----------------------------        Officer (Principal Financial
         John D. Waters                  and Accounting Officer)

                *                                Director                              March 7, 1997
  -----------------------------
      W. Richard Blackwood

                                                 Director
  -----------------------------
       William B. Campbell

                *                                Director                              March 7,  1997
  -----------------------------
        Charles T. Cricks

                *                                Director                              March 7, 1997
  -----------------------------
      Henry M. Ekker, Esq.

                *                                Director                              March 7, 1997
  -----------------------------
        Thomas C. Elliott

                *                                Director                              March 7, 1997
  -----------------------------
         Thomas W. Hodge

                *                                Director                              March 7, 1997
  -----------------------------
     George E. Lowe, D.D.S.

                                                 Director
  -----------------------------
        James S. Lindsay

                 *                               Director                           March 7, 1997
  -----------------------------
           Paul P. Lynch

                                                 Director
  -----------------------------
          Edward J. Mace

                 *                               Director                           March 7, 1997
  -----------------------------
          Robert S. Moss

                                                 Director
  -----------------------------
         Richard C. Myers

                 *                               Director                           March 7, 1997
  -----------------------------
          John R. Perkins

                 *                               Director                           March 7, 1997
  -----------------------------
         William A. Quinn

                 *                               Director                           March 7, 1997
  -----------------------------
          George A. Seeds

                 *                               Director                           March 7, 1997
  -----------------------------
        William J. Strimbu

                                                 Director
  -----------------------------
           Gary L. Tice

                 *                               Director                           March 7, 1997
  -----------------------------
         Archie O. Wallace

                 *                               Director                           March 7, 1997
  -----------------------------
         Joseph M. Walton

                 *                               Director                           March 7, 1997
  -----------------------------
          James T. Weller

                 *                               Director                           March 7, 1997
  -----------------------------
       Eric J. Werner, Esq.

                 *                               Director                           March 7, 1997
  -----------------------------
          Donna C. Winner

     *By: /s/ John D. Waters
         ------------------------------------
           John D. Waters, as Attorney-in-Fact

                                 EXHIBIT INDEX



   EXHIBIT NO.                                  DESCRIPTION OF EXHIBIT
   -----------   --------------------------------------------------------------------------------------------------------

       2.1       Agreement and Plan of Merger, by and among F.N.B. Corporation ("FNB"), Southwest Banks, Inc.
                 ("Southwest") and West Coast Bancorp, Inc. ("West Coast"), dated November 15, 1996 (included as
                 Appendix A to the Proxy Statement-Prospectus).
       2.1.1     Amendment No. 1 to Agreement and Plan of Merger dated as of February 28, 1997 (included as Appendix A to the Proxy Statement-Prospectus).
      *5.1       Opinion of Cohen & Grigsby, P.C.
       8.1       Opinion of Smith, Gambrell & Russell, LLP
       10.1      Stock Option Agreement by and between FNB and West Coast, dated November 15, 1996 (included as Appendix
                 B to the Proxy Statement-Prospectus).
       10.1.1    Amendment No. 1 to Stock Option Agreement, dated as of February 28, 1997 (included as Appendix B to the
                 Proxy Statement - Prospectus).
       23.1      Consent of Ernst & Young LLP
       23.2      Consent of Coopers & Lybrand L.L.P.
       23.3      Consent of S.R. Snodgrass, A.C.
       23.4      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
       23.5      Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1).
       23.6      Consent of Advest, Inc.
       23.7      Consent of Hill, Barth & King, Inc.
       24.1      Powers of Attorney
       99.1      Form of Proxy for Special Meeting of Shareholders of West Coast.
       99.2      Opinion of Advest, Inc. (included as Appendix C to the Proxy Statement-Prospectus).
       99.3      Provisions of Pennsylvania law regarding indemnification of directors and officers.

------------------
* Filed herewith